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EXHIBIT 1A-2B

BYLAWS

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BYLAWS OF

EVOLUTION DEVELOPMENT GROUP, INC.

ARTICLE I. INTERPRETATION

Section 1. Defined Terms.

As used in these Bylaws, the following capitalized terms have the respective definitions attributed to them:

“Articles” means the Articles of Incorporation of the corporation as currently in effect and as later amended, restated, or corrected.

“Board” means the Board of Directors of the corporation.

“Bylaws” means these Bylaws of the corporation as currently in effect and as later amended or restated.

“Seller” means a shareholder or a non-exempt transferee who is obligated to sell shares to the corporation pursuant to these Bylaws.

“Transfer Shares” means shares that are the subject of a transfer by a shareholder to a person who is not an exempt transferee.

SECTION 2. OTHER RECURRING WORDS.

As used in these Bylaws, (a) the word “including” is always without limitation, (b) the words “consent” and “approval” are synonymous, (c) masculine words should be construed to include correlative neuter and feminine words, (d) words in the singular number include words in the plural number and vice versa,

(e)every reference to a “shareholder” means a shareholder of the corporation, (f) every reference to “shares” means shares of the corporation’s capital stock, (g) every reference to the “corporation” means Evolution Development Group, Inc., a Florida corporation, and (h) the following uncapitalized words and terms have the respective meanings ascribed to them:

“days” means calendar days, including Saturdays, Sundays, and holidays recognized by the corporation.

“person” includes, in addition to a natural person, a group, trust, syndicate, corporation, cooperative, association, partnership, business trust, joint venture, limited liability company, unincorporated organization, and government or governmental authority.

“pro rata” means in the proportion that the item being measured for each shareholder to whom the measurement is applicable bears to the total amount of that item for all shareholders to whom the measurement is applicable.

ARTICLE II. OFFICES OF CORPORATION

Section 1. Registered Office.

The registered office of the corporation will be located within the State of Florida and can be (but need not be) the same as the corporation’s principal business office, if it is located within the State of Florida. The initial registered office and registered agent of the corporation will be as set forth in the Articles. The Board may change the registered office or registered agent of the corporation and delete the name and address of the

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initial registered agent and officer from the Articles at any time and from time to time, effective upon making the appropriate filings with the Florida Department of State.

SECTION 2. PRINCIPAL AND OTHER OFFICES.

The principal office of the corporation will be located at the same place that is designated as the principal office of the corporation in the most recent uniform business report filed by the corporation with the Florida Secretary of State or in the Articles of Incorporation filed by the corporation with the Florida Secretary of State (until the corporation files its first uniform business report). The corporation may establish and maintain any other office designated by resolution of the Board or required from time to time by the business operations of the corporation. The corporation shall maintain at its principal office a copy of the records specified in these Bylaws.

ARTICLE III. SHAREHOLDERS

Section 1. Annual and Regular Meetings.

The corporation shall hold an annual meeting of shareholders who are entitled to vote during the month of September of each year, on a date and at a time and place either in or out of the State of Florida, determined by the President or by resolution of the Board, for (a) the election of directors, (b) the selection of the corporation’s independent certified public accountants for the ensuing year, (c) the determination of whether those accountants will audit, review, or compile the corporation’s financial statements for the year then ending, and (d) the transaction of any other proper business. If the corporation does not hold an annual meeting of shareholders during the month of September by oversight or otherwise, the corporation shall hold a special meeting of shareholders, as soon as practical, and the transaction of any business at that special meeting will have the same validity as if those actions occurred at an annual meeting of shareholders.

The corporation may hold regular meetings of shareholders without further notice on the dates and at the times and places (and with the means of remote communications, if any) the Board designates at the beginning of each calendar year with ten days’ advance notice to the shareholders. Unless otherwise designated by the President or the Board by resolution, every annual and regular meeting of shareholders will be held at the principal office of the corporation. Holders of the corporation’s Class B Common Stock do not have the right to participate in any meeting of shareholders or to have notice of those meetings.

The corporation may postpone, reschedule, or cancel any annual or regular meeting of shareholders previously called.

SECTION 2. SPECIAL MEETINGS.

The corporation shall hold a special meeting of shareholders who are entitled to vote for the purpose or purposes stated in the notice of the special meeting. The President or the Board may call a special meeting of the shareholders at any time and the Board shall call a special meeting of the shareholders at the written or electronic request of the holder or holders of not fewer than 50% of all shares entitled to vote on any issue at a special meeting of shareholders. A shareholder’s written request for a special meeting of shareholders will be valid and effective only if it is delivered to the Secretary, is signed and dated by the holders of the requisite number of shares, and describes the purpose or purposes of the requested special meeting. Upon the Secretary’s receipt of a valid written request for a special meeting of shareholders from the holders of the requisite number of shares, the Board shall call a special meeting of shareholders solely for the purpose or purposes stated in the shareholders’ request. Every special meeting of shareholders will be held on the date and at the time and place in or outside the State of Florida designated by the Board and stated in the notice of the meeting. If no place for a special meeting is stated in the notice of the meeting, the meeting will be held in the principal office of the corporation. The Secretary shall notify the shareholders entitled to vote of the time, date, place, and means of remote communication, if any, of a special meeting of shareholders in accordance with Section 3 of this Article. The shareholders may conduct at a special meeting only business that is related to the purpose or purposes stated in the notice of the meeting. The corporation may postpone, reschedule, or cancel any special meeting of shareholders previously called.

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A shareholder may revoke the shareholder’s request for a special meeting at any time by written revocation delivered to the Secretary, and if, following the revocation, there are un-revoked requests from shareholders owning in the aggregate less than the requisite number of shares entitling the shareholders to request the calling of a special meeting, the Board, in its discretion, may cancel the special meeting. A request for a special meeting shall be deemed revoked if the shareholders that requested the meeting do not maintain ownership of the requisite number of shares entitling the shareholders to request the calling of a special meeting, and in that event, the Board, in its discretion, may cancel the special meeting.

SECTION 3. NOTICE OF SHAREHOLDER MEETINGS.

The Secretary shall deliver, not fewer than ten or more than sixty days before the date set for the meeting, a written notice stating the date, time, and place of the meeting and, in the case of a special meeting of shareholders, the purpose or purposes of the special meeting. Unless otherwise required by law or the Articles, notice of a shareholders’ meeting need be given only to shareholders entitled to vote at the meeting. The Secretary shall deliver the written notice of the meeting (a) personally, (b) by fax, email, or other form of electronic communication (in a manner authorized by the shareholder), or (c) by first class, postage prepaid, United States mail (whether or not certified or registered, and regardless of whether a return receipt is received or requested). The Secretary may use a class of United States mail other than first class, if written notice of the meeting of shareholders is mailed at least 30 days before the date set for the meeting. Written notice of a meeting of shareholders will be effective upon its receipt by the shareholder, if delivered personally by the Secretary, when it is sent, if it is sent by fax, email, or other form of electronic communication, or on the fifth day after it is postmarked by the United States Postal Service, if it is delivered by United States mail, postage prepaid, and addressed to the shareholder’s address appearing on the stock transfer books of the corporation.

A notice of a meeting of shareholders will be adequate for both the meeting of shareholders designated in the notice and any adjournment of that meeting, if the date, time, and place to which the meeting is adjourned are announced at the meeting before the adjournment is taken and the Board does not establish after the adjournment a new record date for the adjourned meeting. If any shareholder transfers any shares after the effective date of a notice of a meeting of shareholders, the Secretary need not notify the transferee of the meeting of shareholders.

Notwithstanding the foregoing, the Secretary need not provide to any shareholder who is entitled to vote written notice of a meeting of shareholders, if the corporation has sent by first-class, postage pre-paid, United States mail to the shareholder’s address appearing on the stock transfer records of the corporation and had returned undelivered either (i) an annual report and proxy statement for two consecutive annual meetings of shareholders, or (ii) all, and at least two, checks in payment of dividends or interest on securities of the corporation during a 12-month period. The corporation’s obligation to give notice of a meeting of shareholders to any shareholder who is entitled to vote will resume when the corporation receives a new address for the shareholder.

Every notice of a special meeting of shareholders must include a description of the purpose or purposes of the meeting. Except as otherwise required by law, the Articles, or this section of these Bylaws, the notice of any annual meeting of shareholders need not include a description of the purpose or purposes of the meeting. However, if a purpose of any meeting of shareholders is to consider (i) the dissolution of the corporation, (ii) a plan of merger or share exchange, (iii) the removal of a director of the corporation, (iv) a sale, lease, exchange, or other disposition of all or substantially all the property of the corporation, or (v) a proposed amendment to the Articles (including any restated articles of incorporation requiring shareholder approval), the notice must state that purpose and, if applicable, must be accompanied by (A) a summary of the plan of merger or share exchange, (B) the name of the director proposed to be removed from the Board, (C) a copy of the articles of amendment to the Articles (or restated articles of incorporation), or (D) a summary of the transaction involving the sale, lease, exchange, or other disposition of all or substantially all the property of the corporation. If the corporate action to be submitted to a vote of shareholders entitles them to appraisal rights, the notice of the meeting of shareholders must state that the shareholders are or might be entitled to exercise appraisal rights and must be accompanied by a copy of the statutory provisions regarding the appraisal rights of shareholders.

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If it issues or authorizes the issuance of shares for promises to render services in the future, the corporation shall report in writing to all its shareholders, with or before the notice of the next meeting of shareholders, the number of shares authorized to be issued and the consideration to be received for the shares. If the corporation indemnifies or advances expenses to any agent, officer, director, or employee of the corporation (other than by court order, action by the shareholders, or pursuant to insurance maintained by the corporation), the corporation shall notify all its shareholders of the indemnification or advancement of expenses with or before the notice of the next meeting of shareholders or before the notice of the next shareholders’ meeting or before such meeting if the indemnification or advance occurs after the giving of that notice but before the time the meeting is held. The notice of indemnification must specify the persons paid, the amounts paid, and the nature and status of the litigation or threatened litigation at the time of the payment.

An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of shares affected or other agent, specifying the name and address or the names and addresses of the shareholder or shareholders to whom any notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, constitute prima facie evidence of the facts stated in the affidavit.

SECTION 4. WAIVERS OF NOTICE AND PRESUMPTION OF ASSENT.

A shareholder may waive any notice required by law, these Bylaws, or the Articles, either before or after the date and time of the meeting or other action for which notice is required, by signing and delivering to the Secretary a written waiver of the requisite notice. The Secretary shall file a written waiver of notice of a meeting of shareholders with the minutes of that meeting and shall file in the corporation’s records a written waiver of any other requisite notice. A shareholder’s attendance at a meeting of shareholders, in person or by proxy, constitutes (a) a waiver by the shareholder of notice of the meeting or any defect in the notice of the meeting, unless the shareholder (in person or by proxy) objects at the beginning of the meeting to the holding of the meeting or the conduct of business at the meeting, and (b) a waiver by the shareholder of the consideration of a particular matter at the meeting that is not within the purpose or purposes described in the notice of the meeting, unless the shareholder objects to consideration of the matter when it is presented.

SECTION 5. PARTICIPATION BY REMOTE COMMUNICATION.

The Board may determine, in its sole discretion, to hold an annual, regular, or special shareholder meeting solely by means of remote communication. If authorized by the Board, and subject to any guidelines and procedures adopted by the Board, shareholders not physically present at a meeting of shareholders and holders of proxies representing shareholders not physically present at that meeting may, by means of remote communication, participate in, and be deemed present and vote at, a meeting of shareholders, whether held at a designated place or solely by means of remote communication. For a meeting held by remote communication, the corporation shall (a) implement reasonable measures to verify that each person deemed present and permitted to vote a the meeting by means of remote communication is a shareholder or proxy holder, (b) implement reasonable measures to provide those shareholders or proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to communicate and to read or hear the proceedings of the meeting substantially concurrently with the proceedings, and (c) maintain a record of any shareholder or proxy holder votes or other actions at the meeting by means of remote communication.

SECTION 6. RECORD DATES.

For the purpose of determining the shareholders entitled to vote at any meeting of shareholders, to request a special meeting of shareholders, to receive notice of any meeting of shareholders, to receive payment of any dividend or distribution by the corporation, or to take any other corporate action required or permitted by law, these Bylaws, or the Articles, the Board may establish by resolution a record date. The Board is not permitted, however, to establish a record date that precedes the date of the adoption of the resolution establishing the record date. The record date must not be less than ten nor more than 70 days before the action or meeting requiring a determination of shareholders. A determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders is effective for any adjournment of the meeting, unless the Board establishes a new

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record date. The Board shall establish a new record date for an adjourned meeting of shareholders if the meeting is adjourned to a date that is more than 120 days after the date established for the original meeting of shareholders.

If the Board does not establish a record date in advance, the record date will be as follows:

(a)The record date for determining shareholders entitled to a share dividend will be the date when the shareholders or the Board authorize the share dividend;

(b)The record date for determining shareholders entitled to vote at a regular meeting of shareholders will be the close of business on the day immediately preceding the date of the regular meeting;

(c)The record date for determining shareholders entitled to a distribution (other than a share dividend or a purchase, redemption, or other acquisition of the corporation’s shares) will be the date when the Board authorizes the distribution;

(d)The record date for determining shareholders entitled to notice of, and to vote at, an annual or special meeting of shareholders will be the close of business on the day before notice of the meeting is delivered to a shareholder;

(e)The record date for determining shareholders entitled to request a special meeting of shareholders will be the date when the first shareholder delivers to the Secretary a written demand for a special meeting in accordance with Section 2 of this Article III;

(f)If advance action by the Board is not required by law, the record date for determining shareholders entitled to take corporate action without a meeting will be the date when the first signed written consent of a shareholder is delivered to the Secretary pursuant to Section 12 of this Article; and

(g)If advance action by the Board is required by law, the record date for determining shareholders entitled to take corporate action without a meeting will be the close of business on the date when the Board adopts the resolution authorizing the action required by law.

The Board need not set a record date for a repurchase, redemption, or reacquisition of the corporation’s shares, if the repurchase, redemption, or reacquisition is to be made from one or more shareholders by private agreement. The Board may establish by resolution, however, a record date for a pro rata repurchase, redemption, or reacquisition of the corporation’s shares from all shareholders.

SECTION 7. SHAREHOLDER VOTING LIST.

After a record date for a meeting of shareholders is established, the Secretary shall prepare an alphabetical list of the names of all the shareholders who are entitled to notice of that meeting that also shows each shareholder’s address and the number and shares held by each shareholder. The Secretary shall arrange the alphabetical list of shareholders by voting group (if different voting groups exist) and, within each voting group, by class or series of shares. The Secretary shall keep the list of shareholders at either (a) the corporation’s principal office, (b) the office of the corporation’s registrar or transfer agent, or (c) a place identified in the notice of the meeting of shareholders that is in the same city where the meeting of shareholders will be held. The Secretary shall make the list of shareholders available for inspection by any shareholder during the ten-day period preceding the meeting of shareholders or, if shorter, the period beginning on the record date for the meeting and ending on the date of the meeting. During that time period and subject to the requirements of law, a shareholder or a duly authorized agent or attorney of a shareholder, after delivering to the Secretary an advance written demand to do so, may inspect the list of shareholders during the regular business hours of the corporation at the sole expense of the shareholder. Additionally, the Secretary shall make the list of shareholders available

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at the meeting of shareholders, and any shareholder or a duly appointed proxy of a shareholder may inspect the list of shareholders at any time during the meeting or any adjournment of the meeting. The list of shareholders prepared by the Secretary constitutes prima facie evidence of the identity of the shareholders entitled to examine the list of shareholders or to vote at a meeting of shareholders.

SECTION 8. SHAREHOLDER QUORUM AND VOTING.

Unless otherwise required by law, these Bylaws, or the Articles, a majority of the outstanding shares entitled to vote at a meeting, whether represented in person or by proxy, constitutes a quorum, but in no event will a quorum consist of fewer than one-third of the shares entitled to vote at a meeting of shareholders. Whether or not a quorum is present, (a) the chair of the meeting or (b) holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, shall have power to adjourn any shareholder meeting to another place (if any), date, or time, subject to any rules and regulations adopted by the Board pursuant to Section 13 of this Article.

Unless otherwise required by law or provided in the Articles, a majority of the shares of a voting group entitled to vote on any matter, whether represented in person or by proxy, constitutes a quorum for action by that voting group. When a class or series of stock within a voting group is required to vote on a specified item of business, a majority of the shares of that class or series, whether represented in person or by proxy, constitutes a quorum for action by that class or series of stock. The holders of shares entitled to vote on any matter at a meeting of shareholders may take action on the matter at the meeting only if a quorum of those shares exists with respect to that matter. After the establishment of a quorum at a meeting of shareholders, a subsequent withdrawal of shareholders that reduces the number of shares entitled to vote at the meeting below the number required for a quorum will not affect the validity of any action taken at the meeting or any adjournment of that meeting, unless a new record date is or must be set for the adjourned meeting.

If a single voting group is entitled to vote on a matter (other than the election of directors) and a quorum exists, action on the matter (which need not be by ballot) will be approved if the votes cast in favor of the action by the holders of the shares of the single voting group represented at the meeting (in person or by proxy) and entitled to vote on the matter exceed the votes cast in opposition to the action, unless a greater number of affirmative votes is required by law or the Articles. If two or more voting groups are entitled by law or the Articles to vote on a matter (other than the election of directors), action on the matter must be approved by each of the voting groups counted separately and will be approved by a voting group, if a quorum of the voting group exists and the votes cast in favor of the action by the holders of the shares of that voting group represented at the meeting (in person or by proxy) and entitled to vote on the matter exceed the votes cast by those holders in opposition to the action, unless a greater number of affirmative votes is required by law or the Articles. One voting group may take action on a matter even though no action is taken on the matter by another voting group who is entitled to vote on the matter. If voting classes exist within a voting group, action on the matter by a class or series of stock within a voting group will be approved if the votes cast in favor of the action by the holders of the shares of that class or series of stock represented at the meeting (in person or by proxy) and entitled to vote on the matter exceed the votes cast by those holders in opposition to the action, unless a greater number of affirmative votes is required by law or the Articles.

Unless provided otherwise in the Articles, a plurality of the votes cast by the shares entitled to vote in the election of directors at a meeting at which a quorum is present is necessary to elect a director of the corporation. Each shareholder who is entitled to vote in an election of directors has the right to vote the number of shares owned by the shareholder for each director to be elected or, if separate directors are elected by the holders of different classes of shares, for each director to be elected by the shareholder’s class of shares. Shareholders do not have a right to cumulate their votes for directors, unless provided otherwise in the Articles.

SECTION 9. VOTING OF SHARES.

Holders of the corporation’s Class A Common Stock are entitled to one vote on each matter submitted to a vote at a meeting of shareholders; except as required by law, holders of the corporation’s Class B Common Stock have no voting rights. If the Articles provide for more or less than one vote for any share on any matter,

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every reference in these Bylaws to a majority or other proportion of shares refers to a majority or other proportion of the votes (and not the underlying shares) entitled to be cast.

If a receiver, trustee in a bankruptcy case, or an assignee for the benefit of creditors controls shares, that person may vote those shares without transferring record ownership of the shares into its name.

The holder of redeemable shares cannot vote on any matter after a notice of redemption has been mailed to that shareholder and a sum sufficient to redeem those shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay to that shareholder the redemption price of the redeemable shares upon surrender of the shares.

A guardian, executor, conservator, administrator, or personal representative may vote in person or by proxy any shares without transferring record ownership of the shares into the name of the guardian, executor, conservator, administrator, or personal representative. A trustee may vote in person or by proxy any shares held of record by the trust, but a trustee shall not vote shares of the corporation without transferring record ownership of the shares into the name of the trustee or the name of the trustee’s nominee. A trustee or other fiduciary may direct the voting of shares registered in the name of a nominee without transferring the shares into the name of the trustee or other fiduciary.

The agent, officer, or proxy of another corporation that owns of record shares may vote those shares in accordance with the bylaws of that corporate shareholder or, in the absence of any applicable provision in the bylaws of that corporation, in accordance with any resolution or written directive issued by the board of directors of that corporate shareholder. If the board of directors of the corporate shareholder does not expressly authorize a person to vote the shares held by that corporation, or if the board of directors of that corporate shareholder provides conflicting resolutions or written directives regarding the voting of shares held by that corporation, the chair of the board, the president, any vice president, the secretary, or the treasurer of the corporate shareholder, in that order, may vote the shares that are held by that corporate shareholder. Shares that are owned directly or indirectly by another corporation are not entitled to vote, if the corporation owns directly or indirectly, a majority of the shares of that other corporation that are entitled to vote in the election of the directors of that other corporation. The preceding sentence does not limit the power of the corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

If shares are owned of record in the names of two or more persons, whether as fiduciaries, joint tenants, tenants in common, tenants by the entirety, members of a partnership, or otherwise, or if two or more persons have the same fiduciary relationship with respect to the same shares, then, unless the Secretary receives notice to the contrary and is furnished with a copy of the order or instrument appointing them or creating the relationship, the following acts will have the effects indicated with respect to the voting of those shares of the corporation in person or by proxy:

(a)if only one person votes, the vote binds all;

(b)if more than one person votes, the vote of a majority of the persons voting binds all;

(c)if more than one person votes, but the vote is evenly split on any particular matter, each faction voting may vote the shares proportionally; and

(d)if an order or instrument filed with the Secretary shows that any tenancy is held in unequal interests, a majority or a vote evenly split for purposes of this subsection means a majority or a vote evenly split in accordance with the person’s respective interests in the shares.

The principles of this section apply to the execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum.

Notwithstanding anything to the contrary in these Bylaws, a shareholder shall not enter into a proxy, voting trust, voting agreement, or any other agreement that vests in another person the authority to exercise the voting power of any or all the shares owned by the shareholder, except as provided in Section 11 of this Article.

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Any agreement prohibited by this section of the Bylaws will be invalid and ineffective as to the corporation and its other shareholders.

SECTION 10. ACCEPTANCE OF VOTES.

If the name signed on a vote, waiver, consent, or proxy appointment form corresponds to the name of a shareholder on the stock record books of the corporation, the corporation, acting in good faith, may accept the vote, waiver, consent, or proxy appointment form and give it effect as the act of the shareholder. The corporation is entitled to reject a vote, waiver, consent, or proxy appointment form, if the Secretary or other agent or officer of the corporation authorized to tabulate votes, acting in good faith, has any reasonable basis for doubting the validity of the signature on it or the signatory’s authority to sign for the shareholder. The corporation and its agent or officer who accepts or rejects a vote, waiver, consent, or proxy appointment form in good faith and in accordance with the standards of this section will not be liable for any damage to the shareholder resulting from the rejection or acceptance. Corporate action based on the rejection or acceptance of a vote, waiver, consent, or proxy appointment form under this Section is valid, unless a court of competent jurisdiction determines otherwise.

If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the corporation if acting in good faith is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if: (a) the shareholder is an entity and the name signed purports to be that of an agent or officer of the entity; (b) the name signed purports to be that of an executor, guardian, administrator, personal representative, or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment; (c) the name signed purports to be that of a receiver, trustee in bankruptcy, or assignee for the benefit of creditors of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment; (d) the name signed purports to be that of a pledgee, beneficial owner, or attorney in fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory’s authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment; or (e) two or more persons are the shareholder as cotenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

SECTION 11. PROXIES.

A shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize one or more other persons to vote the shareholder’s shares by proxy by signing a proxy appointment form, or a duly authorized attorney-in-fact for a shareholder may authorize one or more persons to vote the shareholder’s shares by proxy by signing a proxy appointment form. A facsimile, photostatic, photographic, or equivalent reproduction of a proxy appointment form appearing to have been signed and transmitted by a shareholder or the shareholder’s duly appointed attorney-in-fact or an electronic proxy appointment form appearing to have been transmitted by a shareholder (regardless of whether it is signed) constitutes a sufficient proxy appointment form. The proxy appointment form may expressly authorize the proxy holder to appoint in writing a substitute proxy holder to act in the proxy holder’s place. A proxy appointment form that confers authority to vote shares that are registered in the names of multiple owners will be effective only if it is signed by each record owner. A proxy appointment is valid for eleven months from its effective date, unless it expressly provides for a longer period. Proxy voting at a shareholder meeting is permitted only if the shareholder is not present at the meeting and a valid proxy is delivered to the Secretary before the beginning of the meeting. A shareholder may revoke a proxy appointment at any time, unless the proxy appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest recognized by law. A proxy holder’s authority to act is not revoked by the death or incapacity of the shareholder who appointed the proxy, unless notice of the shareholder’s death or incapacity is received by the Secretary or other agent or officer of the corporation who is authorized to tabulate votes before the proxy holder exercises the authority.

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If a proxy appointment confers authority on two or more persons with respect to the same shares and does not otherwise indicate how the shares should be voted, a majority of the proxy holders who are present at the meeting (or a single proxy holder if only one is present) may exercise all the powers conferred by the proxy appointment. Nevertheless, if the proxy holders present at the meeting are equally divided as to the manner of voting the shares on any action or matter, the shares subject to the proxy appointment will be prorated among the proxy holders present and voted separately by them.

SECTION 12. SHAREHOLDER ACTION WITHOUT A MEETING.

Unless otherwise provided in the Articles, the shareholders who are entitled to vote may take any action required or permitted by law, these Bylaws, or the Articles to be taken at an annual, regular, or special meeting of shareholders without a meeting, without advance notice, and without a vote, if a written consent to the action is signed and dated by the shareholders of each voting group who are entitled to vote on the matter and have at least the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares of each voting group entitled to vote on the matter were present and voted, and the executed written consent is delivered to the principal office of the corporation in Florida, the principal place of business of the corporation, or to the Secretary or any other agent or officer of the corporation having custody of the corporate record book in which proceedings of the meetings of shareholders are recorded. For the corporate action to be effective, one or more written consents signed and dated by the number of holders required to take the action must be delivered to the corporation (as provided above) within 60 days after the earliest dated written consent. The shareholders need not sign the same written consent, but may execute any number of counterparts. The delivery to the corporation within the 60-day period of a facsimile, photostatic, photographic, or equivalent reproduction of a written consent that appears to have been signed, dated, and transmitted by a shareholder or the shareholder’s duly authorized attorney-in-fact will be sufficient and effective.

A shareholder may revoke a written consent at any time before the corporation receives the requisite number of consents to authorize the proposed corporate action. A revocation will be effective, however, only if it is in writing and only when it has been received by the corporation at its principal office in Florida or its principal place of business or by the Secretary or any other officer or agent of the corporation having custody of the corporate record book in which proceedings of the meetings of shareholders are recorded.

Within ten days after obtaining the authorization of its shareholders to undertake any corporate action by written consent, the corporation shall notify those shareholders who did not consent in writing to the action, or who were not entitled to vote on the action taken by written consent, of the action that was taken by written consent. The notice must fairly summarize the material features of the authorized action and, if the corporate action creates appraisal rights as provided by law, the notice must state that the shareholders are or may be entitled to appraisal rights and must be accompanied by a copy of the statutory provisions regarding the appraisal rights of shareholders.

A written consent of shareholders that has been signed and delivered in accordance with this section has the effect of a vote at a meeting of shareholders and can be described that way in any document. Whenever action is taken by shareholders by written consent pursuant to this section, the Secretary shall file with the minutes of the proceedings of shareholders the written consent or consents of the shareholders or, if applicable, the written report of the inspectors appointed to tabulate the written consents of shareholders.

SECTION 13. CONDUCT OF MEETINGS.

At every meeting of shareholders, the Chair, or, if a Chair has not been appointed (as provided in Section 3 or Article IV, or is absent, the President, or, if the President is absent, a chair of the meeting chosen by a majority in interest of the shareholders entitled to vote, present in person or by proxy, shall act as chair of the meeting. The Secretary, or, in the Secretary’s absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

The Board may adopt by resolution rules and regulations for the conduct of shareholder meetings as it deems necessary, convenient, or appropriate. Subject to the rules and regulations of the Board, if any, the chair of a meeting of shareholders has the right and authority to prescribe all rules, procedures, and

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regulations and to do all acts as, in the judgment of the chair, are necessary, convenient, or appropriate for the proper conduct of the meeting, including establishing (a) an agenda or order of business for the meeting,

(b)rules and procedures for maintaining order at the meeting and the safety of those present, (c) limitations on participation in the meeting to shareholders of record who are entitled to vote at the meeting and their duly authorized and constituted proxies and any other persons as the chair shall permit, (d) restrictions on entry to the meeting after the time fixed for the commencement of the meeting, (e) limitations on the time allotted to comments or questions by participants, and (f) regulation of the opening and closing of the polls for balloting on matters that are to be voted on by ballot. The date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at the meeting shall be announced at the meeting. Unless and to the extent determined by the Board or the chair of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

SECTION 14. DRAG-ALONG RIGHTS.

(a)Right to Sell Corporation. The holder or holders of at least a majority of the outstanding Class A Common Stock and at least a majority of the outstanding Class B Common Stock (together, the “Drag-Along Seller”) have the right to seek and approve a Drag-Along Sale of the corporation. If at any time, the Drag-Along Seller receives a bona fide offer from an Independent Purchaser for a Drag-Along Sale, the Drag-Along Seller shall have the right to require that each other shareholder participate in the sale in the manner provided in this Section 14; provided, however, that no shareholder is required to transfer or sell any of its shares if the consideration for the Drag-Along Sale is other than cash or registered securities listed on an established U.S. securities exchange or traded on the NASDAQ National Market.

Every shareholder shall promptly deliver to the Board a written notice of any offer or indication of interest for a Drag-Along Sale that it receives from a third party, whether the offer or indication of interest is formal or informal, binding or non-binding, or submitted orally or in writing, and a copy of the offer or indication of interest, if it is in writing. The foregoing written notice must state the name and address of the prospective acquiring party and, if the offer or indication of interest is not in writing, describe the principal terms and conditions of the proposed Drag-Along Sale.

Notwithstanding any provision of these Bylaws to the contrary, the provisions of Article VIII (Stock Transfer Restrictions) do not apply to any transfers made pursuant to this Section 14.

(b)Sale Notice. If the Drag-Along Seller approves a Drag-Along Sale (an “Approved Sale”), the Drag-Along Seller shall deliver a written notice (a “Drag-Along Notice”) to the corporation and each shareholder no more than 10 days after the execution and delivery by all of the parties thereto of the definitive agreement entered into with respect to the Approved Sale and, in any event, no later than 20 days before the closing date of the Approved Sale. The Drag-Along Notice must include a copy of this Section 14 and shall describe in reasonable detail:

(i)the name of the Independent Purchaser to whom the shares or assets are proposed to be sold;

(ii)the proposed date, time, and location of the closing of the Approved Sale;

(iii)the per share purchase price and the other material terms and conditions of the Approved Sale, including a description of any non-cash consideration in sufficient detail to permit the valuation of that consideration; and

(iv)a copy of any form of agreement executed or proposed to be executed in connection the Approved Sale.

(c)Drag-Along Sale Obligations. From and after the effective date of a Drag-Along Notice, the corporation, the Board, and every shareholder shall do the following:

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(i)Cooperate in good faith to authorize and consummate the Approved

Sale;

(ii)Take all reasonably necessary actions that are requested by the Board or the Drag-Along Seller in connection with the consummation of the Approved Sale;

(iii)If the Approved Sale requires the vote or approval of shareholders or any class of shareholders, each shareholder who is entitled to approve or vote on the Approved Sale shall approve, vote in favor of, give its consent to, raise no objection against, and refrain from exercising any appraisal or dissenters’ rights with respect to, the Approved Sale;

(iv)Execute and deliver (or cause to be executed and delivered) any acquisition agreement and other transaction documentation requested by the Board or the Drag-Along Seller to consummate the Approved Sale, so long as the acquisition agreement and other transaction documentation are on the same economic terms and conditions with respect to all the holders of common stock of the corporation and comply with any applicable terms of any preferred stock that is outstanding, with respect to the preferred stock;

(v)If the Approved Sale will constitute a sale of shares, each shareholder shall (A) agree to sell all its shares (and any other securities of the corporation) that are to be sold, exchanged, or otherwise transferred in the Approved Sale at the price and on the same economic terms and conditions as those shares (and any other securities of the corporation) will be sold by the Drag-Along Seller or, if the Drag-Along Seller does not own any shares of a particular class, on the terms and conditions approved by the Drag- Along Seller (so long as those terms and conditions comply with the terms of the class of stock), and (B) deliver to the purchaser at the closing of the Approved Sale any and every certificate (if any) representing any of the shares that will be sold, exchanged, or otherwise transferred in the Approved Sale, together with one or more duly completed and executed letters of transmittal, transfer powers, assignments, or other applicable instruments of transfer in form and substance identical to those executed and delivered by the Drag-Along Seller in connection with the closing of the Approved Sale; and

(vi)Take all reasonably necessary actions that are requested by the Board or the Drag-Along Seller to accomplish the distribution of the aggregate consideration received from the Approved Sale.

Additionally, each shareholder holding stock that is convertible into common stock shall convert that stock into shares of common stock immediately before the Approved Sale.

Without limiting the generality of the foregoing provisions of this Section 14(c), and for avoidance of doubt, each holder of outstanding Class A Common Stock shall join with the Drag-Along Seller on a joint or several basis in making all covenants, representations, and warranties of shareholders provided in the acquisition agreement for the Approved Sale and on a pro rata basis with respect to any escrow, earn-out, holdback, indemnification obligation, or purchase price adjustment provided in the acquisition agreement or other transaction documentation, provided that the holders of the Class A Common Stock agree in the acquisition agreement, other transaction documentation, or a separate agreement to indemnify each other to the extent any holder of Class A Common Stock is held responsible for more than its pro rata share of any indemnity claim with respect to the Approved Sale. Each Class A Common Stock holder’s pro rata share of any escrow, earn-out, holdback, indemnification obligation, or purchase price adjustment provided in the acquisition agreement or other transaction documentation for the Approved Sale will based on the amount by which the shareholder’s share of the aggregate proceeds paid with respect to its shares would have been increased or reduced (as applicable), if the aggregate proceeds available for distribution to the shareholders from the Approved Sale had been increased or reduced (as applicable) by the total amount of the escrow, earn-out, holdback, indemnification obligation, or purchase price adjustment.

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(d)Waiver and Limitation of Rights. Nothing in this Section 14 should be construed to grant to any shareholder any appraisal or dissenters’ rights with respect to an Approved Sale or give any shareholder a right to vote in any transaction for which the shareholder does not otherwise have any voting rights. To the extent lawful, every shareholder waives any and all rights under Section 607.1302 of the Florida Business Corporation Act, Chapter 607, Florida Statutes, and any other appraisal rights, dissenters’ rights, or similar rights arising in connection with an Approved Sale and grant to the Drag-Along Seller the sole right to approve or consent to a Drag-Along Sale, without the approval or consent of any other shareholders.

(e)Approved Sale Consideration. The consideration to be received by a shareholder who owns any Class B Common Stock shall be the same form and amount of consideration per share of Class B Common Stock to be received by the Drag-Along Seller for its Class B Common Stock (or, if the Drag-Along Seller is given an option as to the form and amount of consideration to be received, the same option shall be given) and the terms and conditions of the sale shall, except as otherwise provided in the immediately succeeding sentence, be the same as those upon which the Drag-Along Seller sells its Class B Common Stock.

With respect to an Approved Sale that is structured as a sale of all or substantially all the assets of the corporation, each shareholder of the corporation shall receive its share of the sale proceeds in accordance with the provisions of the Articles, these Bylaws, and applicable law. If the Approved Sale is structured as a sale of shares, each shareholder will receive the consideration for its shares that is set forth in the acquisition agreement for the Approved Sale. Nothing in this Agreement prohibits a shareholder, or any member, partner, employee, or shareholder of a shareholder, from receiving either (i) additional ordinary and customary consideration for entering into restrictive covenants or bona fide employment agreements or similar arrangements in favor of the acquired party or any of its affiliates, or (ii) the right to make a debt or equity investment in the acquired party or any of its affiliates (whether directly or through retention or contribution of a portion of the shareholder’s shares).

(f)Delivery of Certificates. Each shareholder who holds uncertificated shares of the corporation authorizes the Secretary of the corporation to transfer its shares on the books of the corporation in connection with an Approved Sale and shall execute all documentation required by the corporation with respect to that transfer. If a shareholder fails to deliver to the acquiring party at the closing of an Approved Sale a certificate for shares that are represented by a certificate and the related instruments of transfer, as required by this Section 14, or, in lieu of any certificate that has been lost, stolen, or destroyed, an affidavit (and indemnification agreement) in form and substance acceptable to the Board that attests to the loss, theft, or destruction of the certificate, the shareholder: (i) will not be entitled to receive its share of the consideration from the Approved Sale with respect each share that is represented by the lost, stolen, or destroyed certificate, until the shareholder cures the failure (provided that no interest will be payable on the withheld consideration pending the shareholder’s cure of the failure, and the withheld consideration will be subject to reduction to reimburse the corporation for any costs and expenses reasonably incurred by the corporation in connection with the failure and subsequent cure), (ii) will cease to be a shareholder of the corporation or to have any voting rights (if it had any voting rights) as a shareholder after the closing of the Approved Sale, (iii) will not be entitled to any distributions declared or made after the Approved Sale with respect to shares held by the shareholder, until the shareholder cures the failure, (iv) will have no other rights or privileges granted to shareholders under these Bylaws, and (v) in the event of liquidation of the corporation, the shareholder’s rights with respect to the withheld consideration will be subordinate to the rights of any other shareholder.

(g)Plan Assets. Any shareholder whose assets constitute assets of one or more employee benefit plans (an “ERISA Shareholder”) and are subject to Part 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), shall not be obligated to sell to any person to whom the sale of shares would constitute a non-exempt “prohibited transaction” within the meaning of ERISA or the Internal Revenue Code of 1986, as amended from time to time; provided, however, that if so requested by the Drag-Along Seller: (i) the ERISA Shareholder has taken commercially reasonable efforts to (x) structure the sale of shares so as not to constitute a non-exempt “prohibited transaction” or (y) obtain a ruling from the Department of Labor to the effect that the sale (as originally proposed or as restructured pursuant to clause (i)(x)) does not constitute a non-exempt “prohibited transaction,” and (ii) the ERISA Shareholder shall

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have delivered an opinion of counsel (which opinion and counsel are reasonably satisfactory to the Drag- Along Seller) to the effect that the sale (as originally proposed or as restructured pursuant to clause (i)(x)) would constitute a non-exempt “prohibited transaction.”

(h)Expenses. The fees and expenses of the Drag-Along Seller incurred in connection with a Drag-Along Sale and for the benefit of all shareholders (it being understood that costs incurred by or on behalf of a Drag-Along Seller for its sole benefit will not be considered to be for the benefit of all shareholders), to the extent not paid or reimbursed by the corporation or the Independent Purchaser, shall be shared by all the shareholders on a pro rata basis, based on the consideration received by each shareholder; provided, that no shareholder shall be obligated to make any out-of-pocket expenditure before the consummation of the Drag-Along Sale.

(i)Defined Terms. For purposes of this Section 14, the following terms are defined as follows:

(i)“Affiliate” means, with respect to any person, (A) any person directly or indirectly controlling, controlled by, or under common control with the person, (B) any person directly or indirectly owning or controlling 10% or more of any class of outstanding voting securities of the person, or (C) any officer, director, general partner, or trustee of any person described in clause (A) or (B); “control,” including the terms “controlled by” and “under common control with,” means the power to direct the affairs of a person by reason of ownership of voting securities, by contract, or otherwise.

(ii)“Drag-Along Sale” means any transaction or series of related transactions pursuant to which an Independent Purchaser will acquire, whether by merger, liquidation, consolidation, reorganization, combination, recapitalization, or a sale, exchange, or other transfer, (A) all or substantially all of the assets of the corporation determined on a consolidated basis, or (B) both a majority of the Class A Common Stock and a majority of the Class B Common Stock (or any securities issued in respect of, or in exchange or substitution for, any of those shares in connection with any stock split, dividend, or combination, or any reclassification, recapitalization, merger, consolidation, exchange, or similar reorganization).

(iii)“Independent Purchaser” means a person who is not a holder of Class A Common Stock or an Affiliate of a holder of Class A Common Stock.

(iv)“Initial Public Offering” means any offering of the corporation’s common stock pursuant to a registration statement filed in accordance with the Securities Act of 1933, as amended.

ARTICLE IV. DIRECTORS

Section 1. Function.

Subject to any limitations set forth in these Bylaws or the Articles, the affairs and business of the corporation will be managed under the authority and direction of, and all its corporate powers will be exercised by, the Board.

SECTION 2. NUMBER AND QUALIFICATION.

Unless otherwise provide in the Articles, the corporation initially shall have two directors. The Board may increase or decrease the number of directors from time to time by adopting an amendment to these Bylaws. A decrease in the number of directors, however, will not have the effect of shortening the term of an incumbent director (unless the shareholders remove the director). The corporation must always have at least one director. Each director must be a natural person who is age 18 or older, but need not be a resident of the State of Florida or a shareholder.

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SECTION 3. ELECTION; TERM; CHAIR.

Each person named in the Articles as a member of the initial Board will hold office until the earlier of any organizational meeting of the corporation at which additional directors are elected or the first annual meeting of shareholders. At each annual meeting of shareholders, the shareholders entitled to vote at the meeting will elect directors to hold office until the next annual meeting. Each director will hold office for the term for which the director is elected and until the director’s successor has been elected and qualified or, if sooner, the director’s death, resignation, or removal from office.

The Board may, in its discretion, choose a Chair of the Board from among its members, who shall preside at meetings of the Board and the shareholders. The Chair shall have the powers and shall perform all duties designated by the Board and will serve until his or her successor is chosen and qualified, but may be removed as the Chair of the Board (but not as a director) at any time by the affirmative vote of a majority of the Board.

SECTION 4. VACANCIES.

Unless otherwise provided in the Articles and subject to the rights of the holders of Class A Common Stock, whenever a vacancy occurs on the Board, including a vacancy resulting from an increase in the number of directors, unless the Board determines by resolution that the vacancy shall be filled by the shareholders entitled to vote in the election of directors, the remaining directors then in office may elect a director to fill the vacancy by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board. Pending the directors’ election of a director to fill the vacancy, the remaining directors will constitute a quorum and the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board specified in Section 10 of this Article, will be sufficient to authorize any corporate action, unless the Articles provide otherwise.

Whenever the shareholders of any voting group are entitled by the Articles to elect a class of one or more directors, vacancies in that class of directors will be filled by the shareholders of that voting group or, until those shareholders act, by a majority of the directors who are then in office and were elected by that voting group or by a sole remaining director who was elected by that voting group, or (unless the Articles expressly provide otherwise) a majority of the directors remaining in office (regardless of who elected them) if no director elected by that voting group remains in office.

A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date or otherwise) can be filled before the vacancy occurs, but the new director cannot take office until the vacancy occurs. A director elected to fill a vacancy will hold office until the director’s successor is elected at the next election of directors by the shareholders and qualified or, if sooner, the director’s death, resignation, or removal from office.

SECTION 5. REMOVAL OF DIRECTORS.

The shareholders entitled to vote in the election of any director may vote to remove the director at any annual, regular, or special meeting of shareholders, provided the notice of the meeting of shareholders states that a purpose of the meeting is the removal of one or more directors. The shareholders entitled to vote may remove a director with or without cause, unless the Articles provide that a director can only be removed for cause. If a director is elected by a particular voting group or voting class of shareholders, only the shareholders of that voting group or voting class may vote to remove that director. If cumulative voting is authorized by the Articles, a director cannot be removed unless the number of votes cast for the removal of the director would be sufficient to elect the director under cumulative voting. If cumulative voting is not authorized in the Articles, a director will be removed only if the number of votes cast for the removal of the director exceeds the number of votes cast in opposition to the removal of the director.

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SECTION 6. ANNUAL, REGULAR, AND SPECIAL MEETINGS.

An annual meeting of the Board will be held without notice, other than this Bylaw provision, concurrently or immediately after, and at the same place as, the annual meeting of shareholders. The Board may provide by resolution the date, time, and place for additional regular meetings of the Board that can be held without notice other than that resolution. The President or any one or more directors may call or direct the Secretary to call a special meeting of the Board on a date and at a time and place designated by the person calling the meeting.

SECTION 7. ORGANIZATION.

At every meeting of the directors, the Chair, or, if a Chair has not been appointed or is absent, the President, or if the President is absent, the most senior Vice President (if a director) or, in the absence of any such person, a chair of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in the Secretary’s absence, any Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

SECTION 8. NOTICE OF SPECIAL MEETINGS.

The person or persons calling a special meeting of directors shall deliver to each director a written notice stating the date, time, and place of the meeting and, if required by law, the purpose or purposes for which the meeting is called. Unless otherwise required by law, the person or persons calling a special meeting of the Board shall provide written notice of the special meeting to each director not fewer than two days before the date set for the meeting. Pursuant to the direction of the President or the directors calling a special meeting of directors, the Secretary shall deliver written notice of the special meeting (a) personally, (b) by fax, email, or other form of electronic communication, (c) by commercial courier, or (d) by first class, postage prepaid, United States mail (whether or not certified or registered, and regardless of whether a return receipt is received or requested). The Secretary may use a class of United States mail other than first class, if written notice of the special meeting of directors is mailed at least 30 days before the date set for the meeting. Written notice of a special meeting of directors will be effective on its receipt by the director, if delivered personally by the Secretary or by commercial courier, or when it is sent, if it is sent by fax, email, or other form of electronic communication, or on the fifth day after it is postmarked by the United States Postal Service, if it is delivered by United States mail, postage prepaid, and addressed to the director’s address appearing on the records of the corporation.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board to another time and place. Notice of any adjourned meeting must be given in the manner provided above to the directors who were not present at the meeting when it was adjourned and to all the directors, if the time and place of the adjourned meeting were not announced at the time of the adjournment.

SECTION 9. WAIVERS OF NOTICE AND PRESUMPTION OF ASSENT.

A director of the corporation may waive notice of any meeting of the Board that is required by law or under these Bylaws or the Articles, either on, before, or after the date of the meeting by signing and delivering to the Secretary a written waiver of the requisite notice. The Secretary shall file a written waiver of notice of a meeting of the Board with the minutes of the meeting for which the director waived notice. A director’s attendance at a meeting of the Board constitutes waiver by the director of notice of that meeting, any defect in the notice of that meeting, all objections to the time and place of the meeting, and the manner in which the meeting was called or convened, unless the director attends the meeting solely to object at the beginning of the meeting to the conduct of business at the meeting because it was not lawfully called or convened. Unless  otherwise required by law, notice or waiver of any special meeting of the Board need not state any purpose of the meeting or the business to be conducted at the meeting.

A director of a corporation who is present at a meeting of the Board or a committee of the Board when corporate action is taken is deemed to have assented to the action taken unless (a) the director objects at the beginning of the meeting (or promptly upon arriving at the meeting) to holding the meeting or conducting any

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specified business at the meeting, or (b) the director votes against, or abstains from voting on, the action taken. The secretary of the meeting shall record each abstention in the minutes of the meeting.

SECTION 10. DIRECTOR QUORUM AND VOTING.

Unless otherwise required by law or provided in these Bylaws or the Articles, a majority of the total number of directors prescribed by these Bylaws constitutes a quorum of the Board. If a quorum is present when a vote is taken on a matter at a meeting of the Board, the affirmative vote of a majority of the total number of directors present constitutes action of the Board on the matter, unless these Bylaws or the Articles require the vote of a greater number of directors. The Board cannot take any valid action on a matter unless a quorum is present when a vote is taken on the matter.

SECTION 11. REMOTE PARTICIPATION IN MEETING.

A director may participate in any meeting of the Board or committee of the Board by means of a conference telephone, online conference service, or similar means of communication by which all the directors participating in the meeting can hear each other at the same time. A director’s participation in a meeting of the Board or a committee of the Board by the foregoing means constitutes presence in person at the meeting.

SECTION 12. EXECUTIVE AND OTHER COMMITTEES.

Unless otherwise provided in these Bylaws or the Articles, the Board may appoint from among its members by a resolution adopted by a majority of the full Board an executive committee and one or more other committees, each of which will have and may exercise all the authority of the Board to the extent provided in these Bylaws, the Articles, or the resolution appointing the committee. Notwithstanding the foregoing, a committee of the Board does not have any authority to do any of the following:

(a)Adopt, amend, or repeal these Bylaws;

(b)Fill vacancies on the Board or any committee of the Board;

(c)Approve or recommend to the shareholders actions or proposals required by law to be approved by shareholders;

(d)Authorize or approve the reacquisition of shares, except pursuant to a general formula or method specified by the Board; or

(e)Authorize or approve the sale or issuance of shares, or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a voting group, except that the Board may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically delineated by the Board.

Each committee appointed must have two or more members who serve at the pleasure of the Board. The Board may designate by resolution adopted by a majority of the full Board one or more directors as alternate members of any committee, and an alternate member of a committee may act in the place and instead of any absent member at any meeting of the committee.

Unless the Board otherwise provides, regular meetings of a committee appointed pursuant to this Section shall be held at times and places as are determined by the Board, or by the committee, and when notice of a committee meeting has been given to each member of the committee, no further notice of the regular meetings need be given thereafter. Special meetings of any committee may be held at any place that has been determined from time to time by the committee, and may be called by any director who is a member of the committee, upon notice to the members of the committee of the time and place of the special meeting given in the manner provided for the giving of notice to members of the Board of the time and place of special meetings of the Board. Notice of any special meeting of any committee may be waived in writing at any

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time before or after the meeting and will be waived by any director by attendance at the meeting, except when the director attends the special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by the Board in the resolutions authorizing the creation of the committee, a majority of the authorized number of members of a committee shall constitute a quorum for the transaction of business, and the act of a majority of those committee members present at any meeting at which a quorum is present shall be the act of the committee.

The designation of a committee, the delegation of authority to a committee, or action by a committee pursuant to the authority delegated to it by the Board will not alone constitute compliance by a director who is not a member of the committee with that director’s responsibility to act in good faith, in a manner that director reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

SECTION 13. DIRECTOR ACTION WITHOUT A MEETING.

Any action required or permitted by law, these Bylaws, or the Articles to be taken at a meeting of the Board or a committee of the Board can be taken without a meeting, without advance notice, and without a vote, if all the directors or members of the committee sign and date a written consent authorizing the action. The directors need not sign the same written consent, but may execute it in any number of counterparts. A written consent of directors will be effective as of the date stated in the written consent or, if an effective date is not stated in the written consent, on the date when the last director signs the written consent. Whenever the directors take any action by unanimous written consent, the Secretary shall file the written consent or consents of the directors with the minutes of the proceedings of the Board or the committee of the Board. A unanimous written consent of directors has the same effect as a unanimous vote. A consent signed in accordance with this Section 13 has the effect of a meeting vote and may be described as a meeting vote in any document.

SECTION 14. DUTIES OF DIRECTORS.

A director shall perform her or his duties as a director, including the director’s duties as a member of any committee of the Board, in good faith, in a manner that the director reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a similar position would use under similar circumstances. In performing her or his duties, a director may rely on reports, opinions, statements, or information, including financial statements and other financial data, prepared or presented by the following:

(a)One or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

(b)Legal counsel, public accountants, or other persons as to matters that the director reasonably believes to be within that person’s expert or professional competence; or

(c)A committee of the Board on which the director does not serve and that the director reasonably believes to merit confidence, as to matters within the authority delegated to the committee by the Board, these Bylaws, or the Articles.

A director will not be considered to be acting in good faith if the director has knowledge concerning a matter in question that would cause the reliance described above to be unwarranted.

In discharging her or his duties, a director may consider such factors as the director considers to be relevant, including the long-term prospects and interests of the corporation and its shareholders, and the legal, social, economic, or other effects of any action on the employees, suppliers, or customers of the corporation or its subsidiaries, the society and communities in which the corporation or its subsidiaries operate, and the economy of the state and the nation.

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A director is not liable for any action taken as a director, or any failure to take any action, if he or she performed the duties of his or her office in compliance with this Section 14.

SECTION 15. LIABILITY OF DIRECTORS.

A director is not personally liable for monetary damages to the corporation or to any other person for any vote, decision, statement, or failure to act by the director regarding corporate policy or management, unless the director breached or failed to perform her or his duties as a director, and the director’s breach of, or failure to perform, those duties constitutes:

(a)A transaction from which the director directly or indirectly derived an improper personal benefit;

(b)A circumstance in which the director is liable for an unlawful distribution under the statutory corporate law of the State of Florida;

(c)A violation of criminal law, unless the director had reasonable cause to believe her or his conduct was lawful or had no reasonable cause to believe her or his conduct was unlawful;

(d)In a proceeding by, or in the right of, the corporation to procure a judgment in its favor by, or in the right of, a shareholder, willful misconduct or conscious disregard for the best interest of the corporation; or

(e)In a proceeding by, or in the right of, someone other than the corporation or a shareholder, recklessness or an act or omission that was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

For the purposes of clause (e) above, the term “recklessness” means an action, or omission to act, in conscious disregard of a risk that is:

(i)known to the director, or so obvious that it should have been known to the director; and

(ii)known to the director, or so obvious that it should have been known to the director, to be so great as to make it highly probable that harm would follow from the action or omission to act.

A director will not be deemed to have derived an improper personal benefit from any transaction if the transaction and the nature of any personal benefit derived by the director are not prohibited by state or federal law or regulation and, without further limitation:

(A)The transaction was fair and reasonable to the corporation at the time it was authorized by the Board,  the shareholders, or a committee of the Board, notwithstanding that a director received a personal benefit;

(B)The transaction and the nature of any personal benefits derived by a director were disclosed or known to the shareholders entitled to vote on the transaction, and the transaction was authorized, approved, or ratified by the affirmative vote or written consent of shareholders who hold a majority of the shares, the voting of which is not controlled by directors who derived a personal benefit from or otherwise had a personal interest in the transaction; or

(C)In an action other than a derivative suit regarding a decision by the director to reject, approve, or otherwise affect the outcome of an offer to purchase the stock of the

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corporation, or to effect a merger of the corporation, the transaction and the nature of any personal benefits derived by a director are disclosed or known to all directors voting on the matter, and the transaction was authorized, approved, or ratified by at least two directors who comprise a majority of the disinterested directors (whether or not those disinterested directors constitute a quorum).

The circumstances set forth above are not exclusive and do not preclude the existence of other circumstances under which a director will not be considered to have derived an improper benefit. Common or interested directors can be counted in determining the presence of a quorum at a meeting of the Board at which it approves, authorizes, or ratifies a transaction described above.

SECTION 16. DIRECTOR CONFLICTS OF INTEREST.

A contract or other transaction between the corporation and directors or any other firm, corporation, association, partnership, limited liability company, or other entity in which a director is a director, officer, or financially interested, will not be void or voidable because of that interest or relationship, because the director is present at the meeting of the Board or a committee of the Board that ratifies, approves, or authorizes the contract or transaction, or because the director’s vote is counted for that purpose, if:

(a)The existence of the interest or relationship is disclosed or known to the shareholders entitled to vote and they ratify, approve, or authorize the contract or transaction by vote or written consent;

(b)The existence of the interest or relationship is disclosed or known to the Board or the committee of the Board that authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of the interested directors; and,

(c)Regardless of whether the existence of the interest or relationship was disclosed or known to the Board, the shareholders, or a committee of the Board when the contract or transaction was ratified, approved, or authorized by them, the contract or transaction is fair and reasonable as to the corporation at the time when it was authorized by the Board, a committee of the Board, or the shareholders.

Common or interested directors can be counted in determining the presence of a quorum at a meeting of the Board or a committee of the Board that ratifies, authorizes, or approves the contract or transaction.

For purposes of clause (a) above, a contract or transaction will be ratified, approved, or authorized if it receives the vote of a majority of the shares entitled to be counted. Shares owned by, or voted under the control of, a director who has an interest or relationship in the transaction described above cannot be counted in a vote of shareholders to determine whether to ratify, approve, or authorize a conflict of interest contract or transaction. A majority of the shares that are entitled to vote on the matter constitutes a quorum for the purpose of taking action to ratify, approve, or authorize a contract or transaction in which a director has a conflict of interest as provided above, whether or not those shares are present at the meeting.

SECTION 17. EXTENSIONS OF CREDIT TO OFFICERS, DIRECTORS, AND EMPLOYEES.

The corporation may lend money to, guarantee any obligation of, or otherwise provide financial assistance to any officer, director, or employee of the corporation or of a subsidiary of the corporation whenever in the judgment of the Board the loan, guaranty, or other financial assistance reasonably is expected to benefit the corporation. The corporation may provide the loan, guaranty, or other financial assistance with or without interest and with or without security in any manner as the Board may approve, including a pledge of shares. Any credit that the corporation advances to, or for the benefit of, an officer, director, or shareholder and that is not payable on demand must be evidenced by a promissory note of the borrower. The President of the corporation, in the name and on behalf of the corporation, may assign, endorse, pledge, transfer, and deliver to any lender, as security for borrowings by the corporation, any promissory note issued to it by an officer, director,

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or shareholder. Nothing in this section denies, limits, or restricts the powers of guaranty or warranty of the corporation at common law or under any statute.

SECTION 18. COMPENSATION OF DIRECTORS.

Unless otherwise provided in the Articles, the Board has authority to establish the compensation of the directors as directors of the corporation. Directors shall not receive any stated salary for their services, but the Board may, by resolution, authorize the corporation to pay to each director a fixed sum and expenses of attendance, if any, for attendance at any meeting of the Board or committee of the Board. A director shall not be precluded from serving the corporation in any other capacity and receiving compensation for services in that capacity. Members of special or standing committees of the Board may be paid compensation for serving on the committees and for attending committee meetings, and may be paid their expenses associated with their service on each committee.

ARTICLE V. OFFICERS

Section 1. Officers.

The officers of the corporation will consist of a President, a Secretary, and a Chief Financial Officer, and may include one or more Vice Presidents and one or more Assistant Secretaries. The Board will appoint the foregoing officers at the organizational meeting of the Board and, thereafter, at the first annual meeting of the Board following the annual meeting of shareholders. The Board may appoint at any time and from time to time other agents, officers, and assistant officers who will have the authority and perform the duties prescribed by the resolution of the Board appointing them. Each officer will hold office until the officer’s successor is appointed or until the officer’s death, resignation, or removal from office. One person may hold any two or more offices. The failure to elect a President, Secretary, or Chief Financial Officer will not affect the existence of the corporation.

SECTION 2. PRESIDENT.

The President shall preside at all meetings of the shareholders and at all meetings of the Board, unless a Chair has been appointed by the Board in accordance with Article III, Section 3, of these Bylaws, and is present at the meeting. The President is the principal executive officer of the corporation. Subject to the directions of the Board, the President has general and active management of the affairs and business of the corporation, shall perform other duties commonly incident to the office, and shall also perform all other duties and have all other powers as the Board shall designate from time to time.

SECTION 3. VICE PRESIDENTS

Each Vice President has the powers and shall perform the duties that the Board or the President prescribes. Unless the Board provides otherwise, if the President is absent or unable to act, the Vice President who has served in that capacity for the longest time and who is present and able to act shall perform all the duties and may exercise all the powers of the President.

SECTION 4. SECRETARY.

The Secretary shall do the following: (a) keep the minutes of the proceedings of the Board and the shareholders in one or more record books maintained for that purpose; (b) ensure that all notices are duly given as required by law or these Bylaws; (c) maintain custody of the corporate seal and records, attest the signatures of officers who execute documents on behalf of the corporation, and affix the corporate seal to all documents that are executed on behalf of the corporation under its seal; (d) keep a register of each shareholder’s mailing address that the shareholder furnishes to the Secretary; (e) have general charge of the stock transfer books of the corporation; and (f) in general, perform all duties incident to the office of Secretary and any other duties as the Board or President prescribes from time to time.

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SECTION 5. CHIEF FINANCIAL OFFICER.

The Chief Financial Officer shall do the following: (a) have charge and custody of, and be responsible for, all funds and securities of the corporation; (b) receive and give receipts for all monies due and payable to the corporation and deposit all monies in the name of the corporation in the banks, trust companies, or other depositaries selected by the Board; and (c) in general perform all the duties incident to the office of Chief Financial Officer and any other duties as the Board or the President prescribes from time to time. If required by the Board, the Chief Financial Officer shall give a bond for the faithful discharge of her or his duties in the amount and with the surety as the Board specifies by resolution.

SECTION 6. REMOVAL OF OFFICERS.

Subject to the terms of any written agreement between the person and the corporation, the Board may remove any officer who was appointed by it, with or without cause, whenever in its judgment the removal would serve the best interests of the corporation. The removal of an officer will be without prejudice to any contract rights of the officer removed. The mere appointment of a person as an agent, officer, or employee of the corporation does not create any contract right. The Board may fill a vacancy in any office.

SECTION 7. RESIGNATION OF OFFICERS.

An officer may resign at any time by delivering written notice to the Board. A resignation will be effective when the notice is delivered, unless the notice specifies a later effective date. If a resignation is effective at a later date, the Board may fill the pending vacancy before the effective date of the resignation so long as it provides that the successor does not take office until the effective date.

SECTION 8. SALARIES.

The Board shall fix the salaries of the officers from time to time, and an officer is not prohibited from receiving a salary merely because the person is also a director of the corporation.

SECTION 9. EXECUTION OF CORPORATE DOCUMENTS.

The Board may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate document or instrument, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and that execution or signature shall be binding upon the corporation. Absent any specific designation of authority, the President and any Vice President of the Company may sign bonds, deeds, and contracts for the corporation.

All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by the person or persons authorized by the Board. Unless authorized or ratified by the Board or within the agency power of an officer, no agent, officer, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

All shares and other securities of other corporations and entities owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board, or, in the absence of that authorization, by the President or any Vice President.

ARTICLE VI. INDEMNIFICATION

The corporation shall indemnify any person who is or was a party to any action, lawsuit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal (a “Proceeding”), other than an action by, or in the right of, the corporation, by reason of the fact that the person is or was an agent,

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officer, employee, or director of the corporation, or is or was serving at the request of the corporation as an agent, officer, employee, or director of another corporation, trust, partnership, joint venture, non-profit entity, or other enterprise (including without limitation with respect to employee benefit plans), against liability incurred in connection with the Proceeding, including any appeal from the Proceeding, if the person acted in good faith and in a manner that the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or Proceeding, if the person had no reasonable cause to believe that her or his conduct was unlawful. The termination of any Proceeding by order, judgment, settlement, conviction, or pursuant to a plea of nolo contendere or its equivalent will not, in and of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or Proceeding, that the person had reasonable cause to believe that her or his conduct was unlawful. For purposes of this Article VI, “liability” includes all obligations to pay a penalty, judgment, settlement, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses (including fees and costs of attorneys, including those for appeal) actually and reasonably incurred with respect to a Proceeding.

The corporation shall indemnify any person who is or was a party to any Proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent, officer, employee, or director of the corporation, or is or was serving at the request of the corporation as an agent, officer, employee, or director of another corporation, trust, partnership, joint venture, non-profit entity, or other enterprise, against expenses and amounts paid in settlement that do not exceed in the judgment of the Board the estimated expense of litigating the Proceeding to conclusion that are actually and reasonably incurred in connection with the defense or settlement of the Proceeding, including any appeal from the Proceeding, if the person acted in good faith and in a manner that the person reasonably believed to be in, or not opposed to, the best interests of the corporation. However, a person shall not be indemnified in respect of any claim, issue, or matter as to which person has been adjudged to be liable, unless, and only to the extent that the court in which the Proceeding was brought, or any other court of competent jurisdiction, determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court considers to be proper.

The corporation promptly shall pay and reimburse in advance of a final disposition or adjudication of the Proceeding a director or officer for all costs and expenses (including reasonable fees and costs of attorneys) that are incurred or to be incurred by the director or officer in defending any Proceeding (other than an action by, or in the right of, the corporation, as to which the corporation may provide payment and reimbursement with the approval of the holders of at least a majority of all the outstanding shares of Class A Common Stock) to which the officer or director is a party by reason of the fact that the person is or was an agent, officer, employee, or director of the corporation, or is or was serving at the request of the corporation as an agent, officer, employee, or director of another corporation, trust, partnership, joint venture, non-profit entity, or other enterprise. However, as a condition precedent to the advancement of defense costs and expense, the person must deliver to the corporation a written undertaking to repay to the corporation any amount so advanced, if and to the extent that the person ultimately is not entitled to indemnification from the corporation.

The foregoing right of indemnification and advancement of defense costs is not exclusive of other rights to which the person or the person’s heirs or personal representative might be entitled. The Board by resolution may direct or authorize the corporation to purchase insurance for the purpose of indemnifying the foregoing persons or reimbursing the corporation for indemnification payments made to them. The insurance can be for the benefit of all agents, directors, officers, or employees.

Any repeal, amendment, or modification of this Article VI shall not adversely affect any right or protection under this Article of any person in respect of any act or omission occurring before the time of the repeal or modification and shall continue to be provided to an eligible person after he or she has ceases to be an agent, officer, director, or employee of the corporation.

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ARTICLE VII. STOCK CERTIFICATES

Section 1. Shares Without Certificates.

Unless the Articles or these Bylaws provide otherwise, the Board may authorize the issuance of some or all the shares or any or all of its classes or series without certificates. The foregoing authorization does not affect shares already represented by certificates until they are surrendered to the corporation. Within a reasonable time after the issue or transfer of shares without certificates, the corporation shall send the shareholder who owns the uncertificated shares a written statement of the information required on certificates by Section 3(b) of this Article VII. The Secretary or the Secretary’s designee shall keep a record of the respective names of the persons owning the shares, the number of shares held by each shareholder, and the respective dates of issuance, and in case of cancellation, the respective dates of cancellation.

SECTION 2. ISSUANCE.

At the election of the Board, the corporation may issue to a shareholder a share certificate issued in the name of the shareholder to represent all shares owned of record by the shareholder. If it issues certificates for shares, the corporation shall issue a share certificate for a share when the corporation has received the consideration for which the Board authorized the issuance of the share. Consideration in the form of a promise to pay money or perform services will be considered to be received by the corporation when the promise is made, unless the Board provides otherwise in its authorization of the issuance of shares in consideration for the promise.

SECTION 3. FORM.

(a)Certificates, if any, representing shares in the corporation must be signed by the officers designated by the Board and may be sealed with either the seal of the corporation or a facsimile of the corporate seal. The signatures of the foregoing officers can be facsimiles. If an officer who signed (either manually or in facsimile) a share certificate ceases to hold that office when the share certificate is issued, the share certificate can still be issued and will be valid and as effective as if that person were an officer of the corporation at the date of issuance.

(b)Every share certificate, if any, representing shares issued by the corporation must state on its face the following: (i) the name of the corporation; (ii) that the corporation is organized under the laws of the State of Florida; (iii) the name of the person or persons to whom the shares are issued; (iv) the number and class of shares; and (v) the designation of the series (if any) of shares, that the share certificate represents. Every share certificate representing shares that are restricted as to transfer or registration of transfer must note conspicuously on the front or back of the certificate the existence of the restriction.

If the corporation is authorized to issue different classes of shares or different series of shares within a class of shares, every share certificate representing shares issued by the corporation also must either summarize on the front or back of the certificate, or state conspicuously on the front or back of the certificate that the corporation will furnish to any shareholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class or series authorized to be issued and the variations in the relative rights and preferences between the shares of each series, to the extent that they have been fixed and determined, and the authority of the Board to fix and determine variations in the relative rights and preferences of future series of shares.

SECTION 4. TRANSFER.

A transfer of shares will be valid with respect to the corporation only if the transfer has been registered on the corporation’s stock transfer books and the shareholder (a) named in the share certificate (if any), or her or his duly authorized attorney-in-fact so constituted in writing, has surrendered the share certificate to the corporation appropriately indorsed for transfer or (b) in the case of uncertificated shares, has complied with appropriate procedures of the corporation for transferring shares in uncertificated form.

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The Board may establish any rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer, and registration of shares. The Board may appoint or authorize any officer or officers to appoint one or more transfer clerks, any of whom may be employees of the corporation, or one or more transfer agents and one or more registrars, and may require all certificates (if any) for shares to bear the signature or signatures of any of them; provided, however, that the signature of any transfer clerk, transfer agent, or registrar may be facsimile. In case any transfer clerk, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be a transfer clerk, transfer agent, or registrar before the certificate is issued, it may be issued by the corporation with the same effect as if he were the transfer clerk, transfer agent, or registrar at the date of issue.

SECTION 5. LOST, STOLEN, OR DESTROYED CERTIFICATES.

The corporation may issue a new share certificate in the place of any share certificate previously issued, if the record owner of the shares registered on the corporation’s stock transfer books does the following: (a) delivers to the corporation proof in affidavit form that the share certificate has been lost, destroyed, or wrongfully taken; (b) requests the corporation to issue a new share certificate before the corporation has notice that the prior share certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) if requested by the corporation, provides a bond or other surety in the form and amount as the corporation directs to indemnify the corporation, its transfer agent, and its registrar against any claim that may be made because of the alleged loss, theft, or destruction of the prior share certificate; and (d) satisfies any other reasonable requirements imposed by the corporation.

ARTICLE VIII. STOCK TRANSFER RESTRICTIONS

Section 1. In General.

Outstanding shares are not transferable except in strict accordance with the provisions of this Article. Any transfer of shares in contravention of the stock transfer restrictions contained in this Article will be invalid and ineffective, and the shares transferred in contravention of these stock transfer restrictions will remain subject to the rights and options of the corporation provided in Section 4 of this Article.

Except to the extent expressly provided below in Section 2 of this Article, the stock transfer restrictions contained in this Article apply to all shares owned by a shareholder at any time and to every transfer of shares, any interest in shares (including a security interest), any power to vote or to direct the voting of any shares, and any power to dispose of or to direct the disposition of any shares, whether voluntary, involuntary, or by operation of law, and whether by gift, sale, proxy (other than as permitted by Article III, Section 11, of these Bylaws), pledge, exchange, agreement, conveyance, assignment, attachment, foreclosure, encumbrance, voting trust, hypothecation, levy of execution, seizure by a receiver or trustee in bankruptcy, testamentary or intestate succession, or otherwise.

SECTION 2. EXEMPT TRANSFERS.

Notwithstanding anything to the contrary in this Article, the following transfers are subject only to the provisions of Sections 1 and 3 of this Article and not to any of the other provisions of this Article:

(a)A transfer by a shareholder to the corporation or another shareholder;

(b)A transfer by a shareholder who is a natural person to create a joint tenancy by the entirety between the shareholder and the shareholder’s spouse;

(c)A transfer by a shareholder during his or her lifetime or upon the shareholder’s death to a member of the shareholder’s immediate family or to a limited partnership that is owned solely by the shareholder and members of the shareholder’s immediate family;

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(d)A transfer by a shareholder of a security interest in any shares to secure a liability, obligation, or indebtedness, but not a transfer of shares pursuant to a foreclosure or other seizure or transfer of the security interest, unless the transferee is an exempt transferee under this Section 2; or

(c) A transfer by a shareholder who is a natural person to any inter vivos trust created by the shareholder for the benefit of the shareholder or members of the shareholder’s immediate family, if and for so long as the following conditions are satisfied: (i) the shareholder who is the grantor of the trust is and continues to be a trustee of the trust during her or his lifetime; and (ii) the trust expressly provides that (A) all rights and powers attendant to the shares that are held by the trust (including voting rights, but excluding any right of the grantor to serve as an officer or director of the corporation) can be exercised during the lifetime of the shareholder who is the grantor of the trust only by the grantor in the grantor’s sole, unfettered discretion, and (B) distributions of shares from the trust during the lifetime of the grantor of the trust are permitted to be made only to the grantor of the trust and members of the grantor’s immediate family.

For purposes of this Section 2, the “immediate family” of a shareholder means the spouse, lineal descendant, parent, or sibling of the shareholder. A transferee pursuant to any of the preceding exempt transfers is referred to in this Article as an “exempt transferee.”

SECTION 3. TRANSFER CONDITIONS.

A shareholder shall not voluntarily transfer any shares to anyone without first delivering to the Secretary a notice of the intended transfer at least 30 days in advance of the transfer, if it is to a person who is not an exempt transferee, and at least 15 days in advance of the transfer, if it is to an exempt transferee. In addition, a shareholder shall not voluntarily transfer any shares to a person who is not an exempt transferee unless all the following conditions precedent are satisfied:

(a)the transfer must be pursuant to a bona fide written offer of purchase and sale from a third party who is not a shareholder or an affiliate of a shareholder (an “Independent Buyer”);

(b)after receiving the bona fide offer of purchase and sale, the selling shareholder must comply strictly with the provisions of this Article, including particularly Sections 3 and 4;

(c)the transferor or transferee must deliver to the corporation an opinion of legal counsel satisfactory to the Board that the proposed transfer will not require registration or qualification under the Securities Act of 1933 or any applicable state securities law; and

(d)before the transfer occurs, and if the corporation does not exercise its preemptive prior option pursuant to Section 4 of this Article to purchase the shares that are proposed to be transferred, the transferee must deliver to the corporation a written acknowledgement of the transferee (in form and content reasonably satisfactory to the Board) that the shares to be transferred will be subject to the stock transfer restrictions and other provisions of this Article.

Furthermore, a shareholder shall not voluntarily transfer any shares to an exempt transferee, unless the exempt transferee is an existing shareholder or delivers to the corporation, before the transfer occurs, a written acknowledgement (in form and content reasonably satisfactory to the Board) that the shares to be transferred will be subject to the stock transfer restrictions of this Article. Under no circumstances is a transfer of shares allowed if:

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(i)the transfer would be to a person who is a minor or incapacitated; or

(ii)the transfer would create a joint tenancy or tenancy in common between two or more natural persons and the number of shares subject to the transfer, when divided by the number of co-owners, does not result in a whole number of shares; or

(iii)in the opinion of legal counsel for the corporation, the transfer would result in (A) the violation of any law or order, or (B) the violation of any agreement or commitment that is binding on the corporation.

Every notice of transfer that is given or required to be given pursuant to this Section 3 must be in writing and contain the following information: (1) the name of the shareholder who intends to make the transfer of shares;

(2)a description of the purpose and nature of the intended transfer (gift, sale, creation of joint tenancy, etc.); (3) the name and address of each proposed transferee and whether each proposed transferee is an exempt transferee; and (4) the terms and conditions of the proposed transfer. In addition, unless the intended transfer is an involuntary transfer or a transfer to an exempt transferee, every notice of transfer must be accompanied by a copy of the transferee’s bona fide written offer of purchase that states the purchase price, the method and terms of payment, and the contemplated closing date for the transaction.

SECTION 4. PREEMPTIVE PURCHASE OPTION.

The corporation has a preemptive prior option to purchase all (but not less than all) the Transfer Shares. This option will be exercisable by the corporation for 60 days following the date when it receives a notice of transfer pertaining to the transfer, or, in the case of a transfer that occurs without a notice of transfer (such as a transfer pursuant to the death of shareholder, but excluding a transfer pursuant to a bankruptcy case). The preemptive purchase option of the corporation arises automatically (without receipt of any notice of transfer from a shareholder) when the corporation receives notice of any transfer by operation of law to a person who is not an exempt transferee. If a transfer occurs pursuant to a voluntary or involuntary bankruptcy case, however, the preemptive prior option of the corporation will be exercisable by the corporation for 60 days after the bankruptcy court enters a final order directing or authorizing the transfer of the shares.

The foregoing option period will be tolled if a shareholder who intends to transfer any shares to a person who is not an exempt transferee fails to deliver a notice of transfer on a timely basis to the corporation or if a purported notice of transfer does not satisfy the requirements of a notice of transfer that are set forth in Section 3 of this Article. If the corporation validly exercises an option to purchase shares in accordance with the procedure provided in Section 5 of this Article, the transferring shareholder (or the person to whom any shares were transferred) shall sell the Transfer Shares to the corporation in accordance with the terms and conditions of this Article. If the corporation does not exercise its option to purchase all the Transfer Shares, the transfer of the Transfer Shares to the person who is not an exempt transferee may occur, but (if it is a voluntary transfer) only in accordance with the terms and at the price disclosed in the notice of transfer delivered to the corporation pursuant to Section 3 of this Article. A shareholder’s right to effect a transfer of shares free of the restrictions imposed by this Article will terminate on the 60th day following the effective date of the waiver or expiration of the corporation’s purchase option without exercise. If the transfer of the Transfer Shares is not concluded within that 60-day period, or if the price and terms of a voluntary transfer are modified from those disclosed in the notice of transfer delivered to the corporation pursuant to Section 3 of this Article, the shareholder who seeks to transfer the Transfer Shares must comply again with the notice provisions of Section 3 of this Article and the transfer restrictions of this Section 4 before making the transfer. The corporation may assign its rights under this Section 4.

SECTION 5. NOTICE OF OPTION EXERCISE.

To validly exercise the preemptive purchase option granted under Section 4 of this Article, the corporation must give notice of exercise of the option to the shareholder who owns the Transfer Shares (or to the person to whom a transfer has been made), advising of the election to purchase the Transfer Shares. The

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exercise or waiver by the corporation of an option to purchase shares under Section 4 of this Article will be valid and effective only if authorized by the Board.

SECTION 6. PURCHASE PRICE.

The purchase price of any Transfer Shares to be purchased by the corporation or a shareholder pursuant to Section 4 of this Article will be as follows: (a) if the purchase arises from a proposed voluntary transfer to an Independent Buyer pursuant to a bona fide written offer of purchase, the purchase price per share will be the amount offered or paid by the Independent Buyer (as specified in the notice of transfer provided to the corporation and the other shareholders by the transferring shareholder); or (b) if the purchase price arises pursuant to an involuntary transfer, the purchase price will be the fair market value per share of the corporation as determined in good faith by the Board.

SECTION 7. CLOSING OF PURCHASE.

Unless otherwise agreed by both the purchaser and the seller, the closing of any sale and purchase of shares pursuant to the exercise of a preemptive purchase option provided in Section 4 of this Article will occur at the principal office of the corporation at the time and on the date the corporation specifies in its notice of exercise of the option. However, the closing date must not be more than 60 days after the exercise date of any purchase option.

SECTION 8. PAYMENT OF PURCHASE PRICE.

Unless the corporation and seller of the Transfer Shares agree differently, the entire purchase price for any shares to be purchased by the corporation pursuant to this Article will be payable in cash on the closing date (unless the shareholder transferring the shares received a bona fide written offer for the Transfer Shares from an Independent Buyer and the purchase price otherwise payable by the Independent Buyer is payable over time, in which case the corporation may elect to pay the purchase price in cash in installments accordance with the timing of the payments offered by the Independent Buyer). If the shareholder transferring the shares received a bona fide written offer for the Transfer Shares from an Independent Buyer and if the purchase price otherwise payable by the Independent Buyer is payable in consideration other than cash, the purchase price payable by the corporation will be paid in cash in an amount equal to the fair market value of the consideration otherwise payable by the Independent Buyer, as determined in good faith by the Board.

SECTION 9. DELIVERY OF STOCK.

Upon the corporation’s payment in full of the entire purchase price for any shares purchased pursuant to this Article, the seller (a) shall indorse and deliver to the corporation the certificates (if any) representing those shares and (b) shall deliver the shares (whether certificated or uncertificated) to the corporation free and clear of every lien, charge, security interest, encumbrance, or adverse claim of any kind whatsoever, except for the transfer restrictions of this Article and any transfer restrictions imposed by state and federal securities laws.

SECTION 10. NOTICES

A notice required or permitted by this Article will be valid only if it is in writing (whether or not this Article specifically provides for it to be given in writing) and delivered (a) personally, (b) by commercial courier, (c) by fax, email, or other form of electronic communication, or (d) by first-class, postage-prepaid United States mail (whether or not certified or registered, and regardless of whether a return receipt is received or requested). A validly given notice will be effective when it is received, if delivered personally or by commercial courier, when it is sent, if it is sent by fax, email, or other form of electronic communication, or on the fifth day after it is postmarked by the United States Postal Service, if it is delivered by United States mail, postage prepaid, and addressed to a shareholder at the latest address listed with the Secretary of the corporation (except that notice mailed to the duly appointed and qualified personal representative or guardian of a deceased or incompetent shareholder or, if a personal representative has not been appointed for a deceased shareholder, to the deceased shareholder’s surviving heir or heirs, at the option of the party giving the notice, will constitute valid notice for purposes of this Article).

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SECTION 11. RESTRICTIVE LEGENDS.

Each share certificate (if any) issued by the corporation shall contain statements to the following effect:

The shares of the corporation represented by this certificate are subject to the restrictions in the Bylaws of the corporation and cannot be sold, pledged, assigned, or otherwise transferred, except as provided in the corporation’s Bylaws. The corporation will furnish to any shareholder of the corporation, on request and without charge, a full statement of the restrictions.

And, where appropriate:

In addition, the shares evidenced by this certificate have not been registered under either the Securities Act of 1933 or any state securities law. Accordingly, these shares cannot be offered for sale or sold, assigned, or otherwise transferred in any manner absent either registration under the Securities Act of 1933 and every applicable state securities law or the corporation’s receipt of a satisfactory opinion of counsel that registration is not required under those laws.

SECTION 12. CONFLICT WITH SHAREHOLDER AGREEMENT.

If a buy-sell or similar agreement exists between the corporation and one or more of its shareholders, or between two or more of its shareholders, that either grants the corporation or a shareholder an option or right of first refusal to purchase shares that are sought to be transferred or otherwise restricts the transfer of shares, both that agreement and this Article will apply to any transaction subject to their provisions, to the extent that the agreement does not conflict with this Article. If a conflict exists between this Article and the agreement, this Article controls the conflict, and the agreement is ineffective as to the rights of the corporation.

SECTION 13. TERMINATION.

The provisions of this Article VIII shall terminate as to the Class B Common Stock on the earlier of

(a)the date that any restricted securities of the corporation issued under a Regulation D exemption (“Restricted Securities”) are listed on any national exchange, alternate trading system, or other marketplace providing liquidity for the Restricted Securities, subject to the Board’s declaration of waiver of those rights before that date; (b) the closing date of any Regulation A offering of the Class B Common Stock; or (c) upon the date that any securities of the corporation, other than the Class A Common Stock, are first offered to the public pursuant to a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, or upon the date that any securities of the corporation, other than Restricted Securities, are first offered to the public pursuant to a Regulation A exemption from registration.

ARTICLE IX. BOOKS, RECORDS, AND CORPORATE SEAL

Section 1. Record of Shareholders and Corporate Actions.

The Secretary shall maintain a record of the shareholders in a form that permits the preparation of an alphabetical list of the names and addresses of all shareholders by class of shares and shows the number and series of shares held by each shareholder. The Secretary also shall keep a permanent record of all (a) minutes of all meetings of the Board and the shareholders, (b) actions taken by the Board or shareholders by written consent without a meeting, and (c) actions taken by a committee of the Board on behalf of the corporation.

SECTION 2. OTHER CORPORATE RECORDS.

The Secretary shall keep a copy of the following records:

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(a)These Bylaws or any restated bylaws and all amendments to them that are currently in effect;

(b)A copy of its most recent Uniform Business Report delivered to the Florida Department of State;

(c)A list of the names and business street addresses of the corporation’s current officers and directors;

(d)The Articles or any restated articles of incorporation of the corporation and all amendments to them that are currently in effect;

(e)The minutes of all meetings of shareholders and the records of all action taken by shareholders without a meeting for the preceding three calendar years;

(f)Any resolutions adopted by the Board creating one or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding; and

(g)All written communications to all shareholders generally or to all shareholders of a class or series within the past three calendar years, including the financial statements furnished to shareholders during the preceding three calendar years.

SECTION 3. ACCOUNTING RECORDS AND FINANCIAL REPORTS.

The Chief Financial Officer shall maintain true, accurate, and complete accounting records. Unless modified by resolution of the shareholders entitled to vote within 120 days after the close of each fiscal year, the corporation shall furnish to the shareholders annual financial statements that include a balance sheet as of the end of the fiscal year, an income statement for that year, a statement of cash flows for that year, and any report issued by a public accountant on the annual financial statements. If a public accountant did not report on the annual financial statements, the annual financial statements must be accompanied by a statement of the President or the person responsible for the corporation’s accounting records that:

(a)states her or his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

(b)describes any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

The annual financial statements furnished to the corporation’s shareholders can be consolidated or combined statements of the corporation and one or more of its subsidiaries, as appropriate. If financial statements are prepared for the corporation on the basis of generally accepted accounting principles, the corporation also must prepare the annual financial statements that are provided to its shareholders on that basis.

The corporation shall furnish the annual financial statements to each shareholder within 120 days after the close of each fiscal year or within such time as is reasonably necessary to enable the corporation to prepare its financial statements if, for reasons beyond the corporation’s control, it is unable to prepare its financial statements within the prescribed period. On written request from a shareholder who was not furnished the annual financial statements, the corporation shall mail to the shareholder its latest annual financial statements.

If the corporation has an outstanding class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, the requirement to furnish annual financial statements may be satisfied by complying with 17 C.F.R. § 240.14a-16, as amended, with respect to the obligation of a corporation to furnish an annual financial report to shareholders pursuant to 17 C.F.R. § 240.14a-3(b), as amended.

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SECTION 4. FORM OF RECORDS.

The corporation shall maintain its books, records, and minutes in written form or in any electronic form capable of being converted into writing within a reasonable time.

SECTION 5. CORPORATE SEAL.

The corporation may adopt a corporate seal in a form approved by the Board. The corporation is not required to use the corporate seal, and the lack of a corporate seal shall not affect an otherwise valid contract or other instrument executed by the corporation. A corporate seal will have the name of the corporation and the word “seal” inscribed on it and can be a printed, engraved, facsimile, or impression seal.

ARTICLE X. &NBSP;AMENDMENT OF BYLAWS

Section 1. Amendment of Bylaws by Board or Shareholders.

The Board may amend or repeal these Bylaws unless (a) the Articles or applicable law reserves the power to amend these Bylaws (or a particular provision of these Bylaws) exclusively to the shareholders, or (b) the shareholders, in amending these Bylaws (or a particular provision of these Bylaws), expressly provide that the Board cannot amend or repeal these Bylaws or a provision of these Bylaws. The shareholders may amend or repeal these Bylaws even though the Board also may amend or repeal these Bylaws. Notwithstanding anything contained in these Bylaws, a provision of Article VI of these Bylaws (Indemnification) can be repealed only by the vote of shareholders who own at least 51% of the shares entitled to vote on the matter.

SECTION 2. BYLAW PROVISION INCREASING QUORUM OR VOTING REQUIREMENTS FOR SHAREHOLDERS.

If authorized by the Articles, the shareholders may adopt or amend a provision of these Bylaws that establishes a greater quorum or voting requirement for shareholders (or voting groups of shareholders) than required by law. A Bylaw provision that establishes a greater quorum or voting requirement for shareholders cannot be adopted, amended, or repealed by the Board. The adoption or amendment of a Bylaw provision that adds, changes, or deletes a greater quorum or voting requirement for shareholders must satisfy the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever is greater.

SECTION 3. BYLAW PROVISIONS INCREASING QUORUM OR VOTING REQUIREMENTS FOR DIRECTORS.

A provision of these Bylaws that establishes a greater quorum or voting requirement for the Board provided for in these Bylaws can be amended or repealed (a) only by the shareholders, if originally adopted by the shareholders, or (b) by either the Board or the shareholders, if originally adopted by the Board. Any action by the Board to adopt or amend a provision of these Bylaws that changes the quorum or voting requirement for the Board must satisfy the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater. The shareholders may provide in any provision of these Bylaws that they adopt or amend to establish a greater quorum or voting requirement for the Board that the provision can be amended or repealed only by a specified vote of either the Board or the shareholders.

ARTICLE XI. MISCELLANEOUS

Section 1. Checks, Drafts, Etc.

All checks, drafts, or other instruments for payment of money or notes of the corporation shall be signed by an authorized officer or officers or any other person or persons determined from time to time by resolution of the Board.

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SECTION 2. FISCAL YEAR.

The fiscal year of the corporation shall be as determined by the Board from time to time.

SECTION 3. CONFLICT.

These Bylaws are adopted subject to any applicable law and the Articles. Whenever these Bylaws conflict with any applicable law or the Articles, the conflict shall be resolved in favor of the law or the Articles.

SECTION 4. INVALID PROVISIONS.

Whenever possible, each provision of these Bylaws should be construed and interpreted so that it is valid and enforceable under applicable law. However, if a provision in these Bylaws is held by a court to be invalid or unenforceable under applicable law, that provision will be deemed separable from the remaining provisions of these Bylaws and will not affect the validity, interpretation, or effect of other provisions of these Bylaws or the application of that provision to circumstances in which it is valid and enforceable.

SECTION 5. EMERGENCY MANAGEMENT.

In the event of an emergency, unless the Articles provide otherwise, the provisions of this Section 5 regarding the management of the corporation will take effect immediately. An “emergency” exists if a quorum of the members of the Board cannot readily be assembled because of some catastrophic event.

In the event of an emergency, a meeting of the Board may be called following the attempt of not less than two hours’ notice to each director. The notice may be given by electronic transmission, including facsimile transmission or transmission to an electronic mail address provided by the director, or by telephone.

The Board shall approve and maintain a current list of officers who may serve, in order of rank and within the same rank in order of seniority, as directors to the extent necessary to provide a quorum at any meeting of the Board held while these emergency bylaws are in effect. During an emergency, the Board may (or may authorize one or more officers to) change the corporation’s principal office or designate several alternative principal offices, effective during the emergency.

These emergency provisions take effect only in the event of an emergency as defined in this Section 5, and will no longer be effective after the emergency ends. Any and all provisions of these Bylaws that are consistent with these emergency provisions will remain in effect during an emergency. Any or all of these actions of the corporation taken in good faith in accordance with these emergency provisions are binding upon the corporation and may not be used to impose liability on an agent, officer, director, or employee of the corporation.

SECTION 6. DIVIDENDS

Subject to applicable law and the Articles, the Board may declare dividends on shares of the capital stock of the corporation and those dividends may be paid in cash, property, or shares of the corporation.

SECTION 7. SEVERABILITY

Whenever possible, each provision of these Bylaws should be construed and interpreted so that it is valid and enforceable under applicable law. If a provision of these Bylaws is held by a court to be invalid or unenforceable under applicable law, however, that provision will be deemed separable from the remaining provisions of these Bylaws and will not affect the validity or interpretation of the other provisions of these Bylaws or the application of that provision to other circumstances in which it is valid and enforceable.

ADOPTED: October 4, 2018

Anthony S. Tann, Secretary

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